                       REAL ESTATE PURCHASE AND SALE AGREEMENT

     This agreement (the "Agreement") is dated March 17 1998 and entered into by and between HOPKINS REAL ESTATE GROUP, a California corporation ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation, or assigns ("Buyer") for purchase and sale of certain real property consisting of approximately 15.19 acres located at the northeast corner of the Santa Ana Freeway (Interstate 5) and Carmenita Road in Norwalk, Los Angeles County, California, together with any improvements thereon and all rights appurtenant thereto (the "Property"). The Property is shown on Buyer's site plan dated February 2, 1998 and numbered X473-B (the "Site Plan") and attached hereto as Exhibit A. A legal description of the Property is attached to this Agreement as Exhibit B and made a part hereof.

     Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

     1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property shall be eleven dollars and fifty cents ($11.50) per square foot of land. It is estimated that the Property contains approximately 661,676 square feet and that the purchase price will be seven million six hundred nine thousand two hundred seventy-four dollars ($7,609,274.00). The area of the Property and the total purchase price shall be determined by the new ALTA/ACSM, survey described below. The purchase price shall be adjusted to the final certified square footage, which amount, including the Deposit and interest accrued thereon, shall be paid in cash upon closing.

     2. EARNEST MONEY DEPOSIT. Buyer has opened an escrow account and deposited earnest money of one hundred fifty thousand dollars ($150,000) (the "Deposit") with Fidelity National Title Insurance Company (the "Closing Agent"). The Closing Agent shall place the Deposit in an interest-bearing account, with interest to accrue to Buyer's benefit. The Deposit shall become non-refundable after Buyer's satisfaction of waiver of the contingencies set forth in Section 3 below, but shall be applied against the purchase price. If this transaction does not close due to failure to satisfy all of Buyer's contingencies or default by Seller under this Agreement, the Deposit, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Seller shall have as its sole remedy the right to terminate this Agreement and retain the Deposit, together with accrued interest thereon, as liquidated damages.

     3. CONTINGENCIES. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyer's sole and absolute discretion, on or before the dates described below:

          3.1 PRELIMINARY TITLE INSURANCE COMMITMENT. By no later than March 20, 1998, Seller shall provide Buyer with a current preliminary commitment for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984 or if unavailable, Form B-1987) issued by the Closing Agent, with copies of all documents listed as exceptions set forth therein

          3.2 ALTA/ACSM Survey. As soon as possible but no later than March 20, 1998, Seller, at its sole expense, shall deliver to Buyer a new ALTA/ACSM survey with land area certification of the Property and a parcel map.

          3.3 TITLE AND SURVEY APPROVAL PERIODS. Buyer shall have five (5) days from the later receipt of either the preliminary commitment or the final (not preliminary) survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) to notify Seller of its disapproval of or questions about any exceptions shown in the preliminary commitment or any items on the survey. If, within two (2) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved exceptions or items will be removed on or before closing, Buyer may, at its option, at any time prior to such removal or receipt of such reasonable written assurances, terminate this Agreement by giving notice of such termination to Seller. On such termination Closing Agent shall refund the Deposit and all interest accrued thereon to Buyer and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect.

          3.4 SITE SUITABILITY. Buyer's determination that the Property is feasible in all respects for Buyer's intended use, including but not limited to, the following; determining that Buyer's selected building configuration plan can be satisfactorily adapted to the site; Buyer's proposed parking plan, on site vehicle and pedestrian circulation plan and street access plan for the Property all meet or exceed Buyer's minimum criteria; and that the local governmental requirements for landscaping, open area, building to land ratio and set-backs can be satisfied as shown on Exhibit A; and that utilities will be available of adequate capacity to serve Buyer's needs.

          3.5 STUDIES. Satisfactory results of all soils, engineering, environmental, topography, hazardous waste, geotechnical, hydrology, wetlands and other studies that may be deemed necessary by Buyer or required by any governmental agency in connection with the Property and Buyer's planned development and use of the Property. Seller represents that it has delivered to Buyer all information regarding the Property contained in Seller's files or available to Seller from the current owners of the Property or otherwise and, more specifically, any material, data, filings, applications, P.U.D. information, wetlands mitigations, topographic surveys, soils tests, environmental assessments, environmental remediation and other information or data with respect to the Property which will assist Buyer in its determination of the suitability of the Property for an Eagle Hardware & Garden store.

          3.6 APPROVALS AND PERMITS. Issuance of any and all governmental approvals and permits including but not limited to; (i) a replat and/or parcel consolidation consolidating all the parcels into one parcel as required for issuance of the building permit and for recording at Closing; (ii) lot line adjustment of the Property as described in Section 4 below; (iii) California Department of Transportation highway access and traffic signal approvals; (iv) City and/or County building permits, use permits, sign permits, design review approvals, site plan approvals, parking variances and approvals of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop and construct it's store building, garden yard and greenhouse and any other improvements that Buyer deems necessary in its sole determination to conduct its selected business operations on the Property in the configuration as shown on Exhibit A. The timing, conditions and cost of the permits and approvals (including any mitigation fees) must be acceptable to Buyer.

          3.7 ENVIRONMENTAL DECLARATION. Seller represents that it has provided to Buyer all available environmental materials including but not limited to Phase I and Phase II reports. Buyers shall approve or disapprove the environmental materials during the Contingency Period, however, Seller shall make no representations or warranties in regards to the environmental materials provided to Buyer.

          3.8 TIME PERIODS. Buyer shall have until March 30, 1998 (the, "Contingency Period") to satisfy or waive the contingencies set forth in Sections 3.4, 3.5, 3.6 and 3.7. If Buyer does not satisfy or waive the contingencies in writing by such date, or if Buyer notifies Seller in writing at any time prior to the end of the Contingency Period that it has decided not to pursue the project any further and that this Agreement is terminated, the Deposit, with interest, shall be refunded to Buyer and the Agreement shall terminate without further action and be of no further force or effect.

     4.   GAS STATION PARCEL.

          4.1 LOT LINE ADJUSTMENT. The current owner of the gas station land located on Carmenita Avenue, consisting of approximately 0.7 acres (the "Gas Station Parcel") shall retain title thereto. Seller acknowledges and agrees that Seller shall, at Seller's sole cost and expense, process a lot line adjustment and/or parcel map, if required ("Lot Line Adjustment"), to adjust the property line of the Gas Station Parcel in accordance with all applicable subdivision laws so that the Gas Station Parcel shall be configured approximately as shown on Exhibit A and so that the Gas Station Parcel, as so reconfigured, shall contain approximately 50,000 square feet of gross land area, or 1.15 acres.

          4.2 TEMPORARY EASEMENT. In the event the Lot Line Adjustment is not in a position to record concurrently with the Closing, then Seller shall retain an exclusive easement on terms and conditions satisfactory to Seller and Buyer over that portion of the Property which will be the subject of the Lot Line Adjustment, which such easement shall be appurtenant to the Gas Station Parcel. Buyer shall grant to Seller concurrently with the Closing an option to purchase the easement area for the sum of $10.00 at such time as the Lot Line Adjustment has been approved and may be recorded. The option to purchase shall be evidenced by a memorandum of such option which shall be recorded concurrently with the Closing. Seller shall continue to process such Lot Line Adjustment, following the close of escrow, at its sole cost and expense, and if Seller shall fail to do so, Buyer may process such parcel Lot Line Adjustment for and on the account of Seller and Seller shall reimburse Buyer for all losses, costs and expenses incurred by Buyer in so doing. Buyer covenants and agrees to execute all documents required in connection therewith.

     5.   CLOSING.

          5.1 TIME FOR CLOSING; TERMINATION DATE. This sale shall be closed in the office of the Closing Agent on April 1, 1998 provided that all of Buyer's conditions precedent have been satisfied or waived by Buyer. Buyer and Seller shall deposit in escrow with Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "Closing" or "date of closing" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

          5.2 ACCEPTANCE OF EXCEPTIONS. Neither Seller nor Buyer shall be required to close, and the Deposit and all interest thereon shall be returned to Buyer, if any exception or item disapproved by Buyer as herein provided cannot be removed by the date of closing; provided, however, that Buyer may elect to waive any disapproved exceptions or items and close on the remaining terms. Notwithstanding the foregoing, Seller shall remove any defect or encumbrance attaching by, through or under Seller after the Effective Date of this Agreement. Exceptions to be discharged by Seller may be paid out of the purchase price at closing.

          5.3 PRORATIONS; CLOSING COSTS. Taxes and assessments for the current year and utilities constituting liens shall be prorated as of the, date of closing. Seller shall pay the standard portion of the premium for the title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of conveyance tax stamps, if any, and one-half of Closing Agent's escrow fee. Buyer shall pay the cost of recording the deed, one-half of Closing Agent's escrow fee, and the difference in the cost of the premium between standard owner's and extended coverage

          5.4 POSSESSION. Buyer shall be entitled to possession upon closing.

     6.   CONVEYANCE OF TITLE.

          6.1 Deed. On closing, Seller shall execute and deliver to Buyer a grant deed conveying good and marketable title to the Property free and clear of any defects or encumbrances except for the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances appearing on the preliminary commitment for title insurance that are approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.

          6.2 TITLE INSURANCE. As soon as available after closing,, Seller shall provide to Buyer a policy of title insurance pursuant to the preliminary commitment, dated as of the closing date and insuring Buyer in the amount of the purchase price against loss or damage by reason of defect in Buyer's title to the Property subject only to the printed exclusions and general exceptions appearing in the policy form; any Permitted Exceptions; the exceptions specified in the preliminary commitment which Buyer has not disapproved of as provided herein; and real property taxes and assessments that are not delinquent.

     7.   RISK OF LOSS AND CONDEMNATION.

          7.1 RISK OF LOSS. Risk of loss of or damage to the Property shall be borne by Seller until the date of closing. Thereafter, Buyer shall bear the risk of loss. In the event of material loss of or damage to the Property prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice, of such termination to Seller and Closing Agent, and such termination shall be effective and the Deposit and interest thereon shall be refunded ten (10) days thereafter; provided, however, that such termination shall not be effective if Seller agrees in writing within such ten (10) day period to restore the Property substantially to its present condition by the closing date.

          7.2 CONDEMNATION. If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller, and upon such termination the Deposit and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect; provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller. On closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

     8. SELLER'S REPRESENTATIONS AND WARRANTIES. Buyer acknowledges that Seller does not presently hold title and has no operating history on the Property. Notwithstanding, in addition to other representations herein, Seller represents and warrants to Buyer as of the date of closing that:

          8.1 Seller has full power and authority to execute this Agreement and perform Seller's obligations and duties hereunder;

          8.2 To the best of Seller's knowledge, the Property is not subject to any leases, tenancies or rights of persons in possession;

          8.3 To the best of Seller's knowledge, neither the Property nor the sale, of the Property violates any applicable statute, ordinance or regulation, nor any order of any court or any governmental authority or agency, pertaining to the Property or the use occupancy or condition thereof;

          8.4 Seller is unaware of any material defect in the Property;

          8.5 To the best of Seller's knowledge, all persons and entities supplying labor, materials and equipment to the Property have been paid and there are no claims or liens;

          8.6 To the best of Seller's knowledge, there are no currently due and payable assessments for public improvements against the Property and Seller is not aware of any local improvement district or other taxing authority having jurisdiction over the Property in the process of formation;

          8.7 To the best of Seller's knowledge, the Property has legal access to all streets adjoining the Property;

          8.8 Seller will have good and marketable title to the Property at Closing;

          8.9 Seller is not a "foreign person" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Seller shall execute and deliver to Closing Agent an affidavit in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. # 1445; and

          8.10 Seller has not received notification of any kind from any agency suggesting that the Property is or may be targeted for a Superfund or similar type of cleanup. To the best of Seller's knowledge, neither the Property nor any portion thereof is or has been used (i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance, (ii) as a landfill or waste disposal site, and (iii) does not contain any underground storage tanks, except as disclosed in a Phase I Environmental Assessment Report dated October 3, 1997, and the Site Assessment Report dated February 4, 1998, both prepared by Tait Environmental Management, Inc. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including without limitation, costs of remedial action or cleanup, suffered or incurred by Buyer arising out of or related to any such use of the Property, or portion thereof, occurring prior to the conveyance to Buyer, about which Seller knew or reasonably should have known prior to Closing and did not disclose to Buyer.

          8.11 At Closing, Buyer shall be entitled to the benefit of any and all representations, warranties, guarantees and other assurances made or given to Seller by the current owners of the Property and any other third parties including, but not limited to, surveyors, engineers and environmental consultants.

     9. BUYER'S AUTHORITY. Buyer represents and warrants to Seller that at the date of execution hereof and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder.

          10. DEFAULT. If Seller defaults hereunder, Buyer may seek specific performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposit with accrued interest, on demand. If Buyer defaults, the Deposit and accrued interest shall be forfeited to Seller as liquidated damages and as Seller's sole and exclusive remedy and upon payment thereof to Seller, Buyer shall have no further obligations or liability hereunder. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. If any party makes a written settlement offer which is not accepted by the other party, then if the amount recovered by such other party is less than the amount of the settlement offer, the party making the settlement offer shall be considered the prevailing party.

          11. NOTICES. All notices, waivers, elections, approvals and demands required of permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:

and, in the case of Buyer, a copy to:   William N. Moloney
                                        5711 NE Tolo Rd.
                                        Bainbridge Island, WA 98110

and, in the case of Seller, a copy to:
                                        ----------------------------
                                        ----------------------------
                                        ----------------------------
                                        ----------------------------

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.

          12. CONFIDENTIALITY. Except for communications with the current owners of the Property, the City of Norwalk, experts, partners and lenders, Seller agrees not to directly or indirectly, through agents or otherwise, provide any information about the Property and/or the sale of the Property or to discuss any of the terms of this Agreement and the timing of the project or any other items regarding the transaction with any other person or entity unless and until Buyer notifies Seller in writing that the transaction cannot be consummated

          13. NO NEGOTIATIONS WITH THIRD PARTY. Seller shall not negotiate nor commit to sell, lease or otherwise transfer the Property on any portion thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement. This covenant shall remain in full force and effect and be legally binding upon Seller until termination of this Agreement.

          14. GENERAL. This is the entire agreement of Buyer and Seller with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. If the date for performance or giving notice under this Agreement is a Saturday, Sunday or banking holiday in California, the date for performance or notice shall be extended until the next day that is not a Saturday, Sunday or banking holiday.

          15. SURVIVAL OF WARRANTIES. The terms, covenants, representations and warranties shall not merge in the deed of conveyance, but shall survive closing.

          16. COMMISSIONS. All real Estate commissions and/or broker's fees shall be, payable by Seller at Closing to Majestic Realty (the "Broker"). Said commission and/or broker's fee shall be as agreed upon in a separate agreement between Seller and the Broker. Said agreement shall hold Buyer harmless from any obligation for payment of any real estate commissions and/or broker's fees and shall survive closing.

          17. EXHIBITS. Exhibits A and B attached hereto are incorporated herein as if fully set forth

                              Exhibit A - SIRE PLAN
                              Exhibit B - Legal Description of the Property

          18. EFFECTIVE DATE. The later of the Buyer's signature date and the Seller's signature date, set forth below, shall be the "Effective Date" of this Agreement.

                              BUYER:    EAGLE HARDWARE & GARDEN, INC.

                                        By: /s/ Richard T. Takata
                                           ---------------------------
                                        Typed name: Richard T. Takata
            March 16       ,1998        Its:        President and C.E.O.
     ----------------------
     Buyer's signature date

                                        Address:    981 Powell Avenue S.W.
                                                    Renton, WA 98055

                              SELLER:   HOPKINS REAL ESTATE GROUP

            March 17        ,1998       By: /s/ Stephen C. Hopkins
     -----------------------               ---------------------------
     Seller's signature date            Typed name  Stephen C. Hopkins
                                                    ------------------
                                        Its:        President
                                                    ------------------

                                        Address:    #13 Corporate Plaza
                                                    Suite 200
                                                    Newport Beach, CA 92660

                                     EXHIBIT "A"


                                        [MAP]

                                     EXHIBIT "B"

                          LEGAL DESCRIPTION OF THE PROPERTY


                                     EXHIBIT "B"